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                             WEIL, GOTSHAL & MANGES
                A Partnership Including Professional Corporations
                   767 Fifth Avenue   New York, NY  10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007


                                  June 2, 1995



     Leucadia National Corporation
     315 Park Avenue South
     New York, New York  10010

               Re:  Leucadia National Corporation -
                    Registration Statement on Form S-3
                    (No. 33-59463)
                    ----------------------------------
     Gentlemen:

               We have acted as counsel to Leucadia National Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3, File No. 33-59463 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, relating to $100,000,000 principal amount of the Company's Senior Subordinated Notes due 2005 (the "Securities").

               In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the form of Underwriting Agreement (the "Underwriting Agreement") between the Company and Jefferies & Company, Inc., CS First Boston Corporation and PaineWebber Incorporated, the form of Indenture (the "Indenture") between the Company and The First National Bank of Boston, as Trustee, pursuant to which the Securities will be issued, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us




















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     Leucadia National Corporation
     June 2, 1995
     Page 2

     as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

               Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Securities are duly authorized and, when duly executed on behalf of the Company, authenticated by the Trustee under the Indenture and issued and sold in accordance with the terms of the Underwriting Agreement and as described in the Registration Statement, will be validly issued and will constitute legal and binding obligations of the Company in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair-dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

               The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent. We hereby consent to the use of this letter as an exhibit to the Registration Statement. We further consent to any and all references to our firm in the Prospectus which is a part of said Registration Statement.

                                        Very truly yours,

                                        WEIL, GOTSHAL & MANGES





















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